Exhibit 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO SHANGHAI TAIWAN BOSTON HOUSTON LOS ANGELES HANOI HO CHI MINH CITY	FIRM and AFFILIATE OFFICES www.duanemorris.com	ATLANTA BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NEWARK LAS VEGAS CHERRY HILL LAKE TAHOE MYANMAR OMAN A GCC REPRESENTATIVE OFFICE OF DUANE MORRIS ALLIANCES IN MEXICO AND SRI LANKA

August 14, 2017

Diamond Offshore Drilling, Inc.

15415 Katy Freeway, Suite 100

Houston, Texas 77094

Ladies and Gentlemen:

We have acted as counsel to Diamond Offshore Drilling, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (Registration No. 333-202618) (the “Registration Statement”), relating to the offer and sale by the Company of various securities from time to time pursuant to Rule 415 under the Securities Act, and with respect to the issuance of $500,000,000 aggregate principal amount of the Company’s 7.875% Senior Notes due 2025 (the “Notes”). The Notes are to be issued pursuant to that certain Indenture, dated as of February 4, 1997 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon which was previously known as The Bank of New York) (as successor under the Base Indenture to The Chase Manhattan Bank), as trustee (the “Trustee”), as supplemented and amended by the Ninth Supplemental Indenture, to be dated as of August 15, 2017, between the Company and the Trustee (the “Supplemental Indenture” and, as so supplemented and amended, the “Indenture”). Such $500,000,000 aggregate principal amount of the Notes are being offered and sold by the Company pursuant to the prospectus dated March 9, 2015 contained in the Registration Statement, as supplemented by the prospectus supplement dated August 1, 2017 filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on August 2, 2017 (as so supplemented, the “Prospectus”), and pursuant to the Underwriting Agreement, dated August 1, 2017 (the “Underwriting Agreement”), between Barclays Capital Inc., as representative of the several underwriters identified therein, and the Company.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Base Indenture, the form of Supplemental Indenture, the form of Note set forth in the Indenture, the Underwriting Agreement and such

DUANE MORRIS LLP
1330 POST OAK BOULEVARD, SUITE 800 HOUSTON, TX 77056-3166 PHONE: +1 713 402 3900 FAX: +1 713 402 3901

Diamond Offshore Drilling, Inc.

August 14, 2017

corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed all information contained in all documents reviewed by us is true and correct, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity and completeness of the originals of such latter documents and that all records and other information made available to us by the Company on which we have relied are complete in all material respects. As to all questions of fact material to these opinions that have not been independently established, we have relied solely upon certificates or comparable documents of public officials, officers and representatives of the Company and upon the representations and warranties of the Company contained in the Underwriting Agreement and we have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof. We have also assumed that the Supplemental Indenture and the Notes will be executed and delivered substantially in the form examined by us.

In rendering this opinion, we have assumed that the Trustee is qualified to act as trustee under the Indenture and that at the time of execution, authentication, issuance and delivery of the Notes, the Indenture will be the valid and legally binding obligation of the Trustee. We have also assumed that (i) at the time of execution, authentication, issuance and delivery of the Notes, the Indenture will have been duly executed and delivered by the Company, (ii) the Notes will have been issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus and (iii) the Underwriting Agreement has been duly authorized and validly executed and delivered by the parties thereto other than the Company.

Based on the foregoing, and subject to the qualifications and assumptions stated herein, we are of the opinion that the Notes have been duly authorized by all necessary corporate action on the part of the Company and, when duly executed by the Company, authenticated by the Trustee and delivered in accordance with the terms of the Indenture as contemplated by the Prospectus, and upon payment of the consideration therefor provided for in the Underwriting Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

We express no opinion with respect to any provision of the Indenture or the Notes providing for any waiver of the right to a trial by jury, mandatory arbitration or mediation, any waiver of the right to attack or appeal a judgment, any provision that seeks to limit the

Diamond Offshore Drilling, Inc.

August 14, 2017

application of a state’s conflict of laws rules, any savings provisions of a document if other provisions have been declared illegal, invalid or unenforceable, the consent to or establishment of jurisdiction or venue, any waiver of the right to raise a claim of an inconvenient forum with respect to any judicial proceedings, specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement, or relating to indemnification, contribution or exculpation under circumstances involving the negligence of the indemnified or exculpated party or the party receiving contribution in which a court might determine the provision to be unfair or insufficiently explicit.

The opinions expressed herein are limited to the corporate laws of the State of Delaware, the laws of the State of New York and the federal laws of the United States, in each case which, in our experience, without having made any special investigation as to the applicability of any specific law, are normally applicable to transactions of the type contemplated by the Registration Statement (collectively, the “Applicable Laws”). No opinion is expressed as to the effect on the matters covered by this letter of the laws of (i) the States of Delaware and New York or the federal laws of the United States other than the Applicable Laws or (ii) any jurisdiction other than the States of Delaware and New York and the federal laws of the United States, whether in any such case applicable directly or through the Applicable Laws. We express no opinion regarding any federal or state securities laws or regulations.

The opinions expressed herein are limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision, or otherwise. These opinions are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Duane Morris LLP

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